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                                                              Exhibit 10.26(e)

                  SECOND AMENDMENT TO AMENDED AND RESTATED MASTER
                          REPURCHASE AGREEMENT GOVERNING
                       PURCHASES AND SALES OF MORTGAGE LOANS

       This Second Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of February 10, 1999 (this "SECOND AMENDMENT"), dated as of November 1, 1999, is made by and between LEHMAN COMMERCIAL PAPER INC. ("BUYER") and AAMES CAPITAL CORPORATION ("SELLER" and, together with the Buyer, the "Parties").

                                 R E C I T A L S :

       WHEREAS, the Seller and the Buyer are parties to an Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of February 10, 1999 (as amended, the "AGREEMENT"), pursuant to which Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

       WHEREAS, effective as of May 1, 1999, the Parties amended the Agreement by the Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of June 30, 1999.

       WHEREAS, the Parties wish to further amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, effective as of the date hereof:

       SECTION 1. AMENDMENTS.

       1.1 The following definition of "A- MI LOAN" is added to Section 2 of the Agreement immediately following the definition of "AGREEMENT" and immediately preceding the definition of "BALLOON MORTGAGE LOAN":

                "A- MI LOAN" shall mean a Mortgage Loan described in Exhibit VI hereto."

            1.2 The definition of "COLLATERAL INFORMATION" in Section 2 of the Agreement is deleted in its entirety and replaced with the following:

                         "COLLATERAL INFORMATION" means the following
            information with respect to each Mortgage Loan: (i) Seller's loan number, (ii) the Mortgagor's name, (iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) current

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            balance as of the first day of the current month, (vii) the paid to date and the next payment date, (viii) the appraised value of the Mortgaged Property at the time the Mortgage Loan was originated, (ix) whether the interest rate is fixed or adjustable (and if adjustable, the ARM code, which includes the index, adjustment frequency, spread and caps), (x) the lien position of the Mortgage Loan on the Mortgaged Property (and if a second lien, the outstanding principal balance of the first lien at the time the Mortgage Loan was originated), (xi) the occupancy status of the Mortgaged Property (including whether owner occupied),
            (xii) whether the Mortgage Loan is a Balloon Loan, (xiii) the first payment date, (xiv) the maturity date, (xv) the principal and interest payment, (xvi) the property type of the Mortgaged Property, (xvii) the Mortgagor's Credit Score (where available in the Mortgage File), (xviii) the Mortgage Loan grade and FICO score (where available in the Mortgage File), (xix) the delinquency status, (xx) whether the Mortgage Loan is an A-MI Loan, and (xxi) if the Mortgage Loan is an A-MI Loan, the identity of the mortgage insurance company insuring such A-MI Loan and the percentage of insurance coverage so provided."

            1.3 The following paragraph (aaa) is added immediately following paragraph (zz) in Exhibit V to the Agreement:

                         "(aaa) A- MI LOAN CONCENTRATION.  If the Mortgage
            Loan is an A-Loan, it, together with the other Purchased Mortgage Loans which are A-MI Loans subject to the Transactions, constitutes the lesser of (i) 20% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to the Transactions or (ii) $65,000,000."

            1.4 Exhibit A attached hereto is added to the Agreement as
Exhibit VI thereto.

            SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
                       PARTIES.

            2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each Party hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

            2.2 Each of the Parties hereby represents and warrants to the other parties that (a) this Second Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this Second Amendment has been duly authorized by all requisite corporate action on the part of such Party and will not violate any provision of the organizational documents of such Party.

            SECTION 3. EXPENSES

            Seller shall pay all out-of-pocket costs and expenses (including legal fees and disbursements) reasonably incurred by Buyer in connection with the preparation and execution of this Second Amendment.

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            SECTION 4. EFFECT UPON THE AGREEMENT.

            4.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and amended hereby.

            4.2 The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

            SECTION 5. GOVERNING LAW.

            THIS SECOND AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            SECTION 6. COUNTERPARTS.

            This Second Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

                              [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the Parties hereto have caused this Second
Amendment to be executed as of the day and year first above written.

            SELLER:

            AAMES CAPITAL CORPORATION, as Seller

            By:    /s/ David A. Sklar
               --------------------------------------
               Name:  David A. Sklar
               Title: Executive Vice President

            BUYER:

            LEHMAN COMMERCIAL PAPER INC., as Buyer

            By:    /s/ Francis X. Gilhool
               --------------------------------------
               Name:  Francis X. Gilhool
               Title: Authorized Signatory


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                                     Exhibit A


            A- MI Loan means a Mortgage Loan with an LTV of 97% or less, with mortgage insurance coverage which reduces the exposure to the equivalent of an LTV of 67%.



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